Exhibit 23.1

                        [Letterhead of Somekh Chaikin]









                                 Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITOR


We consent to the incorporation by reference in the Registration Statement on Form S-8 of the Koor Industries Ltd. Option Plan for Officers and Employees of our report dated March 26, 2003, with respect to the accompanying balance sheets of Koor Industries Ltd. as at December 31, 2002 and 2001 and the consolidated balance sheets of Koor and its subsidiaries as at such dates, and the relates statements of operations, shareholderse' equity, and cash flows for each of the three years the last of which ended December 31, 2002 and the related schedule, which report was incorporated by reference in the Annual Report on Form 20-F of Koor Industries Ltd.



                                                 /s/ Somekh Chaikin

                                                     Somekh Chaikin


                                      An affiliate member of KPMG International



Tel-Aviv, Israel
September 1, 2003